Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 MEF of our report dated September 29, 2023, relating to the financial statements of C3is Inc. appearing in the Registration Statement No. 333-276430 on Form F-1 of C3is Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

January 19, 2024